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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported) January 2, 2003

                     Global Medical Products Holdings, Inc.
               (Exact Name of Registrant as Specified in Charter)

           Nevada                  000-29989                     86-0889096
(State or other jurisdiction      (Commission                  (IRS Employer
     of Incorporation)            File Number)               Identification No.)

            23282 Mill Creek Drive, Suite 225, Laguna Hills, CA 92653
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (619) 222-2568

                                    37Point9
                444 West C Street, Suite 330, San Diego, CA 92101
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On October 9, 2002 the Company on Form 8-K reported the acquisition of Global Glass Source (HK) Limited, a privately held Hong Kong Corporation, the intent to acquire Shanghai Ecom Trading Ltd. and the intent to acquire the distribution and manufacturing licenses of Guangzhou Lin Bi Company and Yin Kang Medical Equipment Company. Details relating to the acquisitions were listed as attachments to the Form 8-K published on October 9, 2002.

On November 15, 2002, the Company announced in a press release that it had acquired the unincorporated business EZ Trac Labs with the assumption of a $175,000 note. In so doing the Company acquired the product rights relating to E Z Trac Labs and the income stream to be derived from those products. E Z Trac Labs had been an operating unit of Stason Pharmaceutical's, Inc. of Irvine, CA. Harry T. Fan, a member of the Company's Board of Directors, serves as Chief Operating Officer of Stason Pharmaceuticals, Inc.

On December 18, 2002, the Company announced in a press release that it had closed the acquisitions of Global Glass Source (HK) Ltd., Shanghai Ecom Trading Ltd., EZ Trac Labs and the acquisition of the distribution and manufacturing licenses of Guangzhou Lin Bi Company and Ying Kang Medical Equipment Company.

Due to delivery and communications problems during the end of year holiday season, the effective closure of the agreements did not occur until January 2, 2003 when the consideration was transferred.

Ownership of Global Glass Source (HK) Ltd. was transferred to the Company upon receipt of 10,394,333 restricted shares of the common stock of the Company.

Ownership of Shanghai Ecom Trading Ltd. was transferred to the Company upon receipt of 2,000,000 shares of the common stock of the Company. An additional 2,000,000 restricted shares of the common stock of the Company was issued to solidify the transaction so there will be no default on the second payment.

Ownership of the rights to use for five years the distribution and manufacturing licenses of Guangzhou Lin Bi Company and Yin Kang Medical Equipment Company was transferred to the Company upon receipt of 60,000 shares of the common stock of the Company.

Ownership of E Z Trac Labs product rights and future income stream was transferred to the Company upon receipt of 1,750,000 restricted shares of the common stock of the Company, thus converting the note to common stock.

The Company entered into a stock purchase agreement with JWG Enterprises, Inc. and The EMCO/Hanover Group to provide 2,060,000 free-trading shares of the stock for the acquisition of Shanghai Ecom Trading Ltd. and the licensing rights acquisition from Guangzhou Lin Bi Company and Yin Kang Medical Equipment Company. These companies were reimbursed through the issuance of 4,120,000 shares of restricted common stock.

There was a ten per cent finder's fee associated with the acquisitions which was paid in 2,255,760 restricted shares of the Company's common stock.

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ITEMS 3, 4, NOT APPLICABLE.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On October 9, 2002, the Company announced that through it acquisition of licensing rights with Guang Zhou Lin Bi Co. Ltd. and Zhong Shan Ying Kang Medical Devices Co. Ltd., that it had established its second distribution area in the Guangzhou Province of China. The Guangzhou Distribution Region covers the Chongqing Municipality and the South, Southeastern, Central and Southwestern provinces of the People's Republic of China. Through this Agreement the Company will be able to use their distribution and manufacturing licenses in China. Our Guangzhou Distribution Region represents the largest population center and hospital market in China with some 4100 hospitals and a population base in excess of 500 million.

On October 16, 2002, the Company announced the appointment of Harry T. Fan to the Board of Directors filling the vacated seat of J. Wayne Bennett, MD,DDS, and as the Chairman of the Company's Medical Research Committee. Dr. Bennett, a licensed medical doctor and dentist, will remain in the capacity of Medical Advisor to the Company and continue on the Medical Research Committee.

On October 20, 2002 the Company announced the addition of Dr. Xie Yuan to the Medical Research Committee, Mr. Samson Fok and Ms. Hoi Yim Wong as the initial Far East management team

On November 6, 2002 the Company announced that it had signed an agreement to acquire E Z Trac Lab, a unit of Stason Pharmaceutical of Irvine, California. This is an essential component of the Company's overall strategy to provide a "one stop approach" to companies desiring to present their products into China and as well as in the United States. Extremely important is the fact that E Z Trac Lab will give the Company clinical testing capability in the United States. In addition, it will further give us a tie-in for clinical trials with the third largest hospital group in China, including "controlled" research documentation capability (technical specifications plus clinical trial along with a statement on the quality and authenticity of materials of one's product - all required to be in Chinese) for approvals required for manufacturing and sales product licenses with the China State Drug Administration (SDA). E Z Trac has a working relationship with a Shanghai university, which will only enhance the Company's technical capabilities.

On November 22, 2002, the Company announced that it had changed the name of the Company to Global Medical Products Holdings, Inc. and changed the stock trading symbol to "GMDP". The symbol change became effective on November 25, 2002. At the same time that the Company effected a one for fifty reverse split which was announced on November 6, 2002.

On December 2, 2002, the Company announced that it had signed a worldwide Cooperative Technical and Sales Distribution Agreement with Standard Chemical & Pharmaceutical, Taiwan, plus added a Fourth Distribution Center in China - Sichuan Province.

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On December 2, 2002, the Company entered into a stock purchase agreement with certain entities to provide for payment of salaries, director's fees, legal fees and certain consulting fees in the amount of 8,123,333 free-trading shares of the common stock of the Company in order to obtain commitment of the individuals involved. The entities were reimbursed with 16,246,666 shares of restricted common stock of the Company. This was done to reduce the number of "Registration of Securities to be Offered to Employees Pursuant to an Employee Benefit Plan" filings during the next fiscal year. The Company also authorized the issuance of 6,000,000 shares of restricted common stock to the officers of the Company as a bonus due to the effecting of the 2002 business plan.

On December 18, 2002, the Company announced that it would be opening an office in Hong Kong in order to facilitate the transition of the acquired companies and their respective licenses to do business in China into Global's manufacturing and distribution network.

On December 19, 2002, the Company entered into a preemptive settlement agreement with certain groups to extinguish a disputed debt in the amount $315,000 and convert it to shareholder equity. The Company issued 23,233,779 shares of restricted stock as settlement of the disputed notes payable. As part of the settlement agreement the preferred stock that the claimant groups held was surrendered and reissued pursuant to a previous agreement dated March 2002, and upon payment to the Company of 24,800,001 shares of the common stock of the Company valued at$0.10 per share or $2,480,000.10. The issued preferred stock represents 52.5% of the voting stock.

The Company also authorized the issuance of 75,000 restricted shares of the common stock of the Company to convert a $7,500 note to equity.

On December 27, 2002, the Company announced that it was in the process of signing a technical agreement with the Zhongshan Hospital Group, one of the largest in China, which will increase the Company's exposure in the clinical trials area - a critical requirement for Chinese State Drug Agency (SDA) approval as well as referencing for FDA approval of our products.

On December 30, 2002, the Board of Directors of the Company proposed that the Board of Directors be increased from three members to five and that Christopher Stevens, an attorney in private practice in Los Angeles, CA be appointed to fill one vacancy. The matter was submitted to shareholders controlling in excess of
52.5 per cent of the voting stock and was approved.

On December 31, 2002, the Company incorporated E Z Trac Labs as a Nevada Corporation under the name of E Z Trac, Inc. E Z Trac, Inc. is a wholly owned subsidiary of the Company. This was done since at time of acquisition E Z Trac Labs was an unincorporated business.

On January 2, 2003 the Company entered into an agreement to lease executive office space and relocated its Corporate Offices to 23282 Mill Creek Drive, Suite 225, Laguna Hills, CA 92653.


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ITEM 6.  NOT APPLICABLE.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

The Annual and Interim Reports for Global Glass were reported on Form 8-K on October 9, 2002 and attached as exhibits.

The Company has determined that the acquisitions of Shanghai Ecom Trading Ltd., E Z Trac Labs and the acquisition of the five year licensing rights of Guangzhou Lin Bi Company and Yin Kang Medical Equipment Company, individually or in the aggregate, do not fall under the reporting requirements of Regulation S-X, Rule 3-05 (b)(i) and therefore financial statements are not included in this filing.

Exhibit 2-a Agreement to Acquire E Z Trac Labs



ITEMS 8,9 NOT APPLICABLE.

                                   SIGNATURES

Date: January 7, 2003     Global Medical Products Holdings, Inc.

                               /s/ Douglas P. Brown
                               -----------------------------
                               Douglas P. Brown
                               Director & President